Exhibit 99.1

For more information, contact:
FalconStor Software, Inc.
Melissa Keir, Investor Relations
631-773-4334
melissa.keir@falconstor.com

FalconStor Software Announces Third Quarter 2014 Results

MELVILLE, N.Y., October 29, 2014—FalconStor Software, Inc. (NASDAQ: FALC), a market leader in data protection and migration, today announced financial results for its third quarter ended September 30, 2014.

“The 2014 calendar year has been an inflection point for FalconStor,” said Gary Quinn, FalconStor President and CEO. “Throughout the year, we have stabilized our employees, partners and customers with updates of our products, discussions of new products on the horizon, and the launching of a new FalconStor image and message: #BEFREE. As we have indicated during the last twelve months, the path to profitability and growth will not be a straight line. I am pleased with our performance in EMEA, Asia and Japan, but not pleased with our Americas sales performance, where we had a significant decline quarter over quarter and year over year. We are putting in place new go-to-market strategies for the new products we intend to announce in Q1 2015. We believe that improvements to our Americas sales performance will result from that improved go-to-market plan, and will complement the transitions we have made in EMEA, Asia and Japan. We remain optimistic for the long-term prospects for FalconStor.”

Financial and Business Highlights and Overview:

•	REVENUES:

◦	Q3 2014 total revenues were $11.2 million compared with $11.3 million in Q2 2014 and $14.7 million in Q3 2013.

•	BOOKINGS:

◦	Q3 2014 bookings totaled $8.9 million compared with $13.3 million in Q2 2014 and $14.1 million in Q3 2013.

•	DEFERRED REVENUE:

◦	Deferred revenue as of September 30, 2014 totaled $34.0 million, an increase of 34% compared with September 30, 2013, and an increase of 3% compared with June 30, 2014.

•	CASH:

◦	Cash used in operations for the nine months ended September 30, 2014 was less than $0.1 million compared with cash used in operations of $7.5 million for the nine months ended September 30, 2013;

◦	Closed the quarter with $26.6 million of cash, cash equivalents and marketable securities, compared with $28.8 million at June 30, 2014;

◦	During the third quarter of 2014;

▪	The Company received $1.5 million upon completion of a portion of the third milestone of our joint development agreement, which has been recorded in deferred revenue;

▪	The Company made $0.3 million in payments associated with the company-wide “rebalancing” which commenced during the third quarter of 2013; and

▪	The Company made $0.2 million in payments related to the Series A redeemable convertible preferred stock dividends accrued for at June 30, 2014.

•	Non-GAAP EXPENSES and MARGINS:

◦	Non-GAAP expenses totaled $13.1 million in Q3 2014, compared with non-GAAP expenses of $14.1 million in Q2 2014 and non-GAAP expenses of $16.3 million in Q3 2013;

◦	Non-GAAP gross margins were 77% in Q3 2014, compared with non-GAAP gross margins of 76% in Q2 2014 and non-GAAP gross margins of 74% in Q3 2013.

•	OTHER ITEMS

◦	As of October 16, 2014, the Company delivered the final milestone deliverables under its joint development agreement with Violin Memory, which deliverables are pending acceptance.

◦	On October 29, 2014, Michael P. Kelly was elected to the Company's Board of Directors.

Financials

Total revenues for the third quarter of 2014 were $11.2 million compared with $14.7 million in the same period a year ago. GAAP loss from operations for the third quarter of 2014 was $2.6 million, compared with an operating loss of $4.2 million for the third quarter of 2013. Included in the operating results for the three months ended September 30, 2014 and 2013 were; (i) a benefit of less than $0.1 million and an expense of $0.1 million, respectively, of investigation, litigation and settlement related costs; (ii) $0.4 million and $0.2 million, respectively, of share-based compensation expense; and (iii) $0.3 million and $2.3 million, respectively, of restructuring costs. GAAP net loss for the quarter was $3.2 million compared with a net loss of $2.2 million for the same period a year ago. Included in our net loss for the three months ended September 30, 2014 was an income tax provision of $0.2 million, compared with an income tax benefit of $1.9 million for the three months ended September 30, 2013. Net loss attributable to common stockholders for the quarter, which includes the effects of the accretion to redemption value of the Series A redeemable convertible preferred stock and the accrual of preferred stock dividends, was $3.5 million, or $0.08 per share, compared with a loss of $2.3 million, or $0.05 per share, for the same period a year ago.

Non-GAAP loss from operations was $2.0 million for the third quarter of 2014, compared with non-GAAP loss from operations of $1.6 million for the same period a year ago. Non-GAAP net loss was $2.6 million, or $0.06 per share, in the third quarter of 2014, compared with non-GAAP net loss of $1.8 million, or $0.04 per share, in the third quarter of 2013. Non-GAAP results exclude the effects of stock-based compensation, costs associated with the Company’s investigations, litigation and settlement related costs, restructuring costs, certain tax items and the effects of our Series A redeemable convertible preferred stock.

Total revenues for the nine months ended September 30, 2014 were $34.5 million compared with $44.0 million in the same period a year ago. GAAP loss from operations for the nine months ended September 30, 2014 was $3.8 million, compared with an operating loss of $12.6 million for the nine months ended September 30, 2013. Included in the operating results for the nine months ended September 30, 2014 and 2013 were; (i) a benefit of $5.2 million and an expense of $0.3 million, respectively, of investigation, litigation and settlement related costs; (ii) $1.2 million and $1.3 million, respectively, of share-based compensation expense; and (iii) $1.0 million and $2.3 million, respectively, of restructuring costs. GAAP net loss for the nine months ended September 30, 2014 was $4.7 million compared with $11.8 million for the same period a year ago. Included in our net loss for the nine months ended September 30, 2014 was an income tax provision of $0.5 million, compared with an income tax benefit of $1.6 million for the three months ended September 30, 2013. Net loss attributable to common stockholders for the nine months ended September 30, 2014, was $5.6 million, or $0.12 per share, compared with $11.9 million, or $0.25 per share, for the same period a year ago.

Non-GAAP loss from operations narrowed to $6.7 million for the nine months ended September 30, 2014, compared with non-GAAP loss from operations of $8.7 million for the same period a year ago. Non-GAAP net loss improved to $7.6 million, or $0.16 per share, for the nine months ended September 30, 2014, compared with a non-GAAP net loss of $10.0 million, or $0.21 per share, for the same period a year ago.

The Company closed the quarter with $26.6 million in cash, cash equivalents and marketable securities. Cash flow used in operations for the three months ended September 30, 2014 was $1.5 million compared with cash used in operations of $0.7 million during the same period in 2013. Deferred revenue at September 30, 2014 was $34.0 million, compared with $29.8 million at December 31, 2013.

Conference Call
The Company will host a conference call to discuss its financial results on Wednesday, October 29, 2014 at 4:30 p.m. EDT. To participate in the conference call, please dial:

Toll Free: 1-888-713-3596
International: +1-913-312-1517

To view the presentation, please copy and paste the following link into your browser and register for this meeting.  Once you have registered for the meeting, you will receive an email message confirming your registration.

https://falconstor.webex.com/falconstor/j.php?ED=220211892&RG=1&UID

Meeting: FalconStor Q3 2014 Earnings
Meeting password: q3numbers14
Meeting Number: 763613612

If you are unable to register via the Internet, please contact Melissa Keir, Investor Relations at 631-773-4334 or melissa.keir@falconstor.com.

A conference call replay will be available beginning October 29 at 7:30 p.m. EDT through 7:30 p.m. EDT on November 5. To listen to the replay of the call, dial toll free: 1-888-203-1112 or International: +1-719-457-0820, passcode: 9335361.

Non-GAAP Financial Measures
The non-GAAP financial measures used in this press release are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The Company’s management refers to these non-GAAP financial measures in making operating decisions because they provide meaningful supplemental information regarding the Company’s operating performance. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures (which should be viewed as a supplement to, and not a substitute for, their comparable GAAP measures) in this press release because we believe they are useful to investors in allowing for greater transparency into the supplemental information used by management in its financial and operational decision-making. The non-GAAP financial measures exclude (i) costs associated with the Company’s class action and derivative lawsuits, government investigations, and related legal fees, (ii) restructuring costs, (iii) effects of our Series A redeemable convertible preferred stock, (iv) impact of the tax benefits realized from the reversal of uncertain tax positions due to the expiration of applicable statutes of limitations and (v) noncash stock-based compensation charges and any potential tax effects. For a reconciliation of our GAAP and non-GAAP financial results, please refer to our Non-GAAP Operating Data GAAP Reconciliation, presented in this release.

About FalconStor Software
FalconStor Software, Inc. (NASDAQ: FALC) is transforming how enterprises move, store, protect and optimize data.  Founded in 2000, FalconStor offers an award-winning platform for data migration, business continuity, disaster recovery, optimized backup and deduplication.  FalconStor helps maximize data availability and system uptime to ensure nonstop business productivity, while simplifying data management to reduce operational costs. Our open, integrated software solutions reduce vendor lock-in and give enterprises the freedom to choose the applications and hardware components that make the best sense for their business. FalconStor solutions are available and supported by OEMs, as well as leading system integrators and resellers worldwide.  FalconStor is headquartered in Melville, N.Y. with offices throughout Europe and the Asia Pacific region. For more information, visit www.falconstor.com or call 1-866-NOW-FALC (866-669-3252).

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# # #

This press release includes forward-looking statements that involve risk and uncertainties that could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include: delays in product development; market acceptance of FalconStor’s products and services; technological change in the data protection industry; competition in the data protection market; results and costs associated with governmental investigations; intellectual property issues; and other risk factors discussed in FalconStor’s reports on Forms 10-K, 10-Q and other reports filed with the Securities and Exchange Commission.

FalconStor and FalconStor Software are registered trademarks of FalconStor Software, Inc., in the U.S. and other countries. All other company and product names contained herein may be trademarks of their respective holders.

Links to websites or pages controlled by parties other than FalconStor are provided for the reader’s convenience and information only. FalconStor does not incorporate into this release the information found at those links nor does FalconStor represent or warrant that any information found at those links is complete or accurate.  Use of information obtained by following these links is at the reader’s own risk.

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2014	December 31, 2013
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$13,697,061	$19,288,340
Restricted cash	750,000	750,000
Marketable securities	12,136,254	8,073,108
Accounts receivable, net	7,259,882	11,150,323
Prepaid expenses and other current assets	1,827,244	1,636,891
Inventory	314,423	919,390
Deferred tax assets, net	358,092	358,092
Total current assets	36,342,956	42,176,144
Property and equipment, net	2,377,106	3,317,344
Deferred tax assets, net	35,984	49,651
Software development costs, net	1,551,015	1,796,075
Other assets, net	1,363,695	1,549,255
Goodwill	4,150,339	4,150,339
Other intangible assets, net	156,676	179,596
Total assets	$45,977,771	$53,218,404
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$846,847	$1,024,180
Accrued expenses	6,515,932	8,658,863
Deferred tax liabilities, net	18,005	18,005
Deferred revenue, net	16,803,671	18,148,268
Total current liabilities	24,184,455	27,849,316
Other long-term liabilities	734,615	617,300
Deferred tax liabilities, net	212,028	193,705
Deferred revenue, net	17,172,135	11,602,177
Total liabilities	42,303,233	40,262,498
Commitments and contingencies
Series A redeemable convertible preferred stock	7,099,400	6,737,578
Total stockholders' (deficit) equity	(3,424,862)	6,218,328
Total liabilities and stockholders' (deficit) equity	$45,977,771	$53,218,404

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues:
Product revenues	$3,940,479	$6,584,876	$13,156,024	$20,886,761
Support and services revenues	7,234,961	8,145,162	21,323,582	23,102,233
Total revenues	11,175,440	14,730,038	34,479,606	43,988,994
Cost of revenues:
Product	834,628	1,202,489	2,107,974	3,465,245
Support and service	1,757,716	2,566,471	5,866,408	8,436,866
Total cost of revenues	2,592,344	3,768,960	7,974,382	11,902,111
Gross profit	$8,583,096	$10,961,078	$26,505,224	$32,086,883
Operating expenses:
Research and development costs	2,995,150	3,645,283	9,487,169	12,689,715
Selling and marketing	5,776,558	6,070,697	18,016,971	19,790,583
General and administrative	2,140,460	3,018,091	6,896,250	9,627,039
Investigation, litigation, and settlement related costs	(22,502)	99,316	(5,186,711)	275,774
Restructuring costs	259,078	2,290,831	1,045,564	2,290,831
Total operating expenses	11,148,744	15,124,218	30,259,243	44,673,942
Operating loss	(2,565,648)	(4,163,140)	(3,754,019)	(12,587,059)
Interest and other loss, net	(504,124)	(3,212)	(484,998)	(821,178)
Loss before income taxes	(3,069,772)	(4,166,352)	(4,239,017)	(13,408,237)
Provision (Benefit) for income taxes	162,627	(1,946,689)	464,233	(1,600,836)
Net loss	$(3,232,399)	$(2,219,663)	$(4,703,250)	$(11,807,401)
Less: Accrual of Series A redeemable convertible preferred stock dividends	186,904	28,875	560,712	28,875
Less: Accretion to redemption value of Series A redeemable convertible preferred stock	125,915	17,061	361,822	17,061
Net loss attributable to common stockholders	$(3,545,218)	$(2,265,599)	$(5,625,784)	$(11,853,337)
Basic net loss per share attributable to common stockholders	$(0.08)	$(0.05)	$(0.12)	$(0.25)
Diluted net loss per share attributable to common stockholders	$(0.08)	$(0.05)	$(0.12)	$(0.25)
Weighted average basic shares outstanding	45,158,184	48,024,916	47,025,887	47,961,853
Weighted average diluted shares outstanding	45,158,184	48,024,916	47,025,887	47,961,853

FalconStor Software, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
GAAP loss from operations	$(2,565,648)	$(4,163,140)	$(3,754,019)	$(12,587,059)
Non-cash stock option expense (1)	371,058	163,412	1,205,773	1,294,942
Legal related costs (3)	(22,502)	99,316	(5,186,711)	275,774
Restructuring costs (4)	259,078	2,290,831	1,045,564	2,290,831
Non-GAAP loss from operations	$(1,958,014)	$(1,609,581)	$(6,689,393)	$(8,725,512)

GAAP net loss attributable to common stockholders	$(3,545,218)	$(2,265,599)	$(5,625,784)	$(11,853,337)
Non-cash stock option expense, net of income taxes (2)	371,058	163,412	1,205,773	1,294,942
Legal related costs (3)	(22,502)	99,316	(5,186,711)	275,774
Restructuring costs (4)	259,078	2,290,831	1,045,564	2,290,831
Income Taxes (5)	—	(2,091,573)	—	(2,091,573)
Effects of Series A redeemable convertible preferred stock (6)	312,819	45,936	922,534	45,936
Non-GAAP net loss	$(2,624,765)	$(1,757,677)	$(7,638,624)	$(10,037,427)

GAAP gross margin	77%	74%	77%	73%
Non-cash stock option expense (1)	0%	0%	0%	0%
Non-GAAP gross margin	77%	74%	77%	73%

GAAP gross margin - Product	79%	82%	84%	83%
Non-cash stock option expense (1)	0%	0%	0%	0%
Non-GAAP gross margin - Product	79%	82%	84%	83%

GAAP gross margin - Support and Service	76%	68%	72%	63%
Non-cash stock option expense (1)	0%	0%	0%	—%
Non-GAAP gross margin - Support and Service	76%	69%	73%	64%

GAAP operating margin	(23%)	(28%)	(11%)	(29%)
Non-cash stock option expense (1)	3%	1%	3%	3%
Legal related costs (3)	0%	1%	(15%)	1%
Restructuring costs (4)	2%	16%	3%	5%
Non-GAAP operating margin	(18%)	(11%)	(19%)	(20%)

GAAP Basic EPS	$(0.08)	$(0.05)	$(0.12)	$(0.25)
Non-cash stock option expense, net of income taxes (2)	0.01	0.00	0.03	0.03
Legal related costs (3)	0.00	0.00	(0.11)	0.01
Restructuring costs (4)	0.01	0.05	0.02	0.05
Income Taxes (5)	0.00	(0.04)	0.00	(0.04)
Effects of Series A redeemable convertible preferred stock (6)	0.01	0.00	0.02	0.00
Non-GAAP Basic EPS	$(0.06)	$(0.04)	$(0.16)	$(0.21)

GAAP Diluted EPS	$(0.08)	$(0.05)	$(0.12)	$(0.25)
Non-cash stock option expense, net of income taxes (2)	0.01	0.00	0.03	0.03
Legal related costs (3)	0.00	0.00	(0.11)	0.01
Restructuring costs (4)	0.01	0.05	0.02	0.05
Income Taxes (5)	0.00	(0.04)	0.00	(0.04)
Effects of Series A redeemable convertible preferred stock (6)	0.01	0.00	0.02	0.00
Non-GAAP Diluted EPS	$(0.06)	$(0.04)	$(0.16)	$(0.21)

Weighted average basic shares outstanding (GAAP and as adjusted)	45,158,184	48,024,916	47,025,887	47,961,853
Weighted average diluted shares outstanding (GAAP and as adjusted)	45,158,184	48,024,916	47,025,887	47,961,853

Footnotes:

(1)	Represents non-cash, stock-based compensation charges as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Cost of revenues - Product	$—	$82	$—	$181
Cost of revenues - Support and Service	20,563	7,990	74,900	112,182
Research and development costs	47,085	69,542	222,492	291,480
Selling and marketing	67,214	(56,838)	280,188	215,352
General and administrative	236,196	142,636	628,193	675,747
Total non-cash stock based compensation expense	$371,058	$163,412	$1,205,773	$1,294,942

(2)
Represents the effects of non-cash stock-based compensation expense recognized in accordance with the FASB Accounting Standards Codification, Topic 718, net of related income tax effects. For the three and nine months ended September 30, 2014 and 2013, the tax expense for both GAAP and Non-GAAP basis approximate the same amount.

(3)	Legal related costs represent expenses/gains in connection with the Company’s investigations, litigation and settlement related costs for each respective period presented.

(4)	Represents restructuring costs which were incurred during each respective period presented.

(5)	Represents the reversal of uncertain tax positions due to the expiration of applicable statutes of limitation.

(6)	Represents the effects of the accretion to redemption value of the Series A redeemable convertible preferred stock and accrual of preferred stock dividends.